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                            EXECUTIVE EMPLOYMENT AGREEMENT


    EXECUTIVE EMPLOYMENT AGREEMENT, effective January 1, 1997, by and between SPORT-HALEY, INC., a Colorado corporation (the "Company") and ROBERT G. TOMLINSON (the "Executive").

    WHEREAS, the Company has, prior to the date of this Agreement, employed the Executive as the Company's Chief Executive Officer and Chairman of the Board; and

    WHEREAS, the Company desires to continue to employ the Executive on a full-time basis, and the Executive desires to be so employed by the Company, from and after the date of this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                      ARTICLE I
                            EMPLOYMENT DUTIES AND BENEFITS

    SECTION 1.1 EMPLOYMENT. The Company hereby employs the Executive in the position described on Schedule 1 hereto as an executive officer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities assigned to him pursuant to this Agreement.

    SECTION 1.2 DUTIES AND RESPONSIBILITIES. The Executive shall hold the position with the Company which is specified on Schedule 1, which is attached hereto and incorporated herein by reference. The Executive is employed pursuant to the terms of this Agreement and agrees to devote full-time to the business of the Company, except as otherwise provided in Article VI herein. The Executive shall perform the duties set forth on Schedule 1 while employed as an executive officer, and such further duties as may be determined and assigned to him from time-to-time by the Board of Directors of the Company.

    SECTION 1.3 WORKING FACILITIES. The Executive shall be furnished with facilities and services suitable to the position and adequate for the performance of Executive's duties under this Agreement. The Company shall furnish the Executive an automobile for the Executive's use during the term of this Agreement.

    SECTION 1.4 VACATIONS. The Executive shall be entitled each year to a reasonable vacation of not less than five weeks in accordance with the established practices of the Company now or hereafter in effect for executive personnel, during which time the Executive's compensation shall be paid in full.

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    SECTION 1.5  EXPENSES.  The Executive is authorized to incur reasonable expenses for promoting the domestic and international business of the Company in all respects, including expenses for entertainment, travel and similar items. The Company will reimburse the Executive for all such expenses upon the presentation by the Executive, from time-to-time, of an itemized account of such expenditures.

                                      ARTICLE II
                                     COMPENSATION

    SECTION 2.1 BASE SALARY. The Company shall pay to the Executive a base salary of not less than the amount specified on Schedule 1. This amount may be adjusted for raises in salary by action of the Board of Directors, and such raises shall thereafter be included in the Executive's base salary as defined for purposes of this Agreement and the Company's bonus plan.

    SECTION 2.2 BONUS AND BONUS PLAN PARTICIPATION. The Executive shall be entitled to receive a bonus at such time or times as may be determined by the Board of Directors of the Company. The Executive shall also be entitled to receive bonuses of up to 50% of the Executive's base salary in accordance with the provisions of the Company-wide bonus plan as in effect from time to time.

                                     ARTICLE III
                          TERM OF EMPLOYMENT AND TERMINATION

    SECTION 3.1 TERM. This Agreement shall be for a term which is specified on Schedule 1, commencing on its effective date, subject, however, to termination during such period as provided in this Article. Provided that the Executive is in compliance with all of his obligations hereunder, the term of the Executive's employment shall be extended automatically for one additional year at the end of each year of the term or extended term of this Agreement on the same terms and conditions as contained in this Agreement, unless either the Company or the Executive shall, at least 90 days prior to the expiration of the initial term or of any renewal term, give written notice of the intention not to renew this Agreement. Such automatic renewals shall be effective in subsequent years on the same day of the same month as the original effective day and month of this Agreement.

    SECTION 3.2 TERMINATION BY THE EXECUTIVE WITHOUT CAUSE. The Executive, without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall not be required to thereafter render the services required under this Agreement.


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Compensation for vacation time not taken by Executive shall be paid to the
Executive at the date of termination.

    SECTION 3.3 TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate the Executive, at any time, upon ten days' written notice and opportunity for Executive to remedy any non-compliance with the terms of this Agreement, by reason of fraud or gross negligence of the Executive. In such event, the Board of Directors shall provide in writing to the Executive an opinion of the Board of Directors, signed by each member voting in favor of termination of the Executive, which shall specify with particularity the basis for such termination by reason of fraud or gross negligence. Upon the date of such termination, the Company's obligation to pay compensation shall terminate.

    SECTION 3.4 TERMINATION BY THE EXECUTIVE WITH CAUSE. The Executive may terminate his employment with the Company at any time, upon five days' written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, or (ii) any material diminishment in the duties and responsibilities, working facilities, or benefits as described in Article I of this Agreement.
The Executive shall be entitled to the severance compensation and other benefits described in Section 3.6 below in the event of termination of this Agreement pursuant to this Section 3.4.

    SECTION 3.5 TERMINATION UPON DEATH OF EXECUTIVE. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. In such event, the severance compensation as set forth in
Section 3.6 of this Agreement (paid as if there was a non-negotiated change in control of the Company) and compensation for vacation time not taken by Executive shall be paid to the Executive's estate.

    SECTION 3.6 SEVERANCE COMPENSATION AND CONTINUATION OF BENEFITS. In the event (i) the Executive shall terminate this Agreement pursuant to Section 3.4 of this Agreement, (ii) the Company shall terminate this Agreement for reasons other than those specified in Section 3.3 of this Agreement, or (iii) of a change in control of the Company, then, in any of such events, the Executive shall be entitled to receive the following, subject to Section 3.7 of this
Agreement:

    (a)  The Executive shall receive severance compensation for a term of three
(3) years from the date of termination or change in control equal to his annual salary and incentive or bonus payments, if any, payable biweekly, as shall have been paid to the Executive during the most recent 12-month period concluded prior to the date of termination or change in control. In the event that the severance payments provided for in this Section 3.6 shall be made in connection with a change of control of the Company, and if the total amount of the change of control compensation were to


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exceed three times the Executive's base compensation (the average annual taxable compensation of the Executive for the five years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986. Notwithstanding any provisions to the contrary herein, in the event of a non-negotiated change in control of the Company, the severance compensation to be paid to the Executive shall be paid by the Company in a lump sum within 30 days of the non-negotiated change in control.

    (b) In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or a change in control of the Company, or in order to enforce the rights and obligations as provided herein, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid by the Company every 30 days after the Executive provides to the Company copies of invoices from the Executive's counsel.

    (c) So long as the Executive is receiving severance compensation pursuant to this Section 3.6 or consulting fees pursuant to Section 6.2 of this Agreement, the Executive shall be entitled to continue to participate, at the Company's cost, in all existing benefit plans provided to the Company's executive employees at the time of the Executive's termination or resignation. Such plans shall include, but are not limited to, then-existing medical, health, dental, vision, disability, life insurance and death benefit plans. If the terms of such plans expressly prohibit the Executive from continuing as a participant in such plans following the date of resignation or termination, the Company will provide the Executive with benefits equivalent to, or exceeding, those offered by the then-existing benefit plans offered to the Company's executive employees, all at the Company's cost, for the duration of the Executive's right to severance compensation hereunder or consulting fees pursuant to Section 6.2 of this Agreement.

    SECTION 3.7 REMUNERATION UPON OTHER EMPLOYMENT OR CONSULTATION. The following provisions will apply, notwithstanding any language to the contrary elsewhere herein, in the event this Agreement is terminated by the Executive under Section 3.4, is terminated by the Company for reasons other than those specified in Section 3.3, or in the event of a negotiated change in control of the Company.

    (a) If after one year from the termination of his employment with the Company or a change in control the Executive consults with, or is employed by, a company or other entity which competes with the Company in the golf apparel industry, then the Executive will no longer be


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entitled to the payment of consulting fees described in Section 6.2 of this
Agreement by the Company commencing on the date of such consulting or employment.

    (b) If after one year from the termination of his employment with the Company or a negotiated change in control the Executive consults with a company or other entity that does not compete with the Company in the golf apparel industry, then the Executive shall be paid all consulting fees to which he is entitled under Section 6.2 of this Agreement.

    Any compensation to be paid to the Executive under the foregoing provisions of this Section 3.7 shall be subject to the Executive complying with the non-compete provisions of Section 4.1(c) below. In the event the Executive does not so comply, the Company shall be released from any obligations to the Executive under this Section 3.7.

    SECTION 3.8 OPTIONS. Any options granted to the Executive to purchase stock of the Company ("Options") shall become fully vested on the date of termination of this Agreement except if termination is for the reasons specified in Section 3.3 of this Agreement. Moreover, if the Executive resigns his position as Chairman of the Board of the Company, any and all Options shall vest on the date of such resignation. This provision shall serve as a contractual modification of any option grants or agreements between the Executive and the Company, whether such grants or agreements shall pre-date or postdate this Agreement, and is hereby incorporated by reference into each such option grant or agreement.

                                      ARTICLE IV
                           CONFIDENTIALITY AND COMPETITION

    SECTION 4.1  FURTHER OBLIGATIONS OF EXECUTIVE DURING AND AFTER EMPLOYMENT.

    (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities which are or may be competitive with, or which might place him in a competing position to that of, the Company or any subsidiary or joint venture of the Company.

    (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and inventions of the Company and its affiliates. Therefore, during or subsequent to his employment by the Company, or by an affiliate, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and


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the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination or resignation of employment with the Company or its affiliated companies.

    (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographic areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination or resignation of his employment, he will not, directly or indirectly, compete with the Company or its affiliates in the business of designing, marketing or contracting for the manufacture of men's and women's golf apparel, outerwear or headwear within the United States. This non-compete agreement shall be void and of no further force or effect in the event the Company fails to pay the Executive amounts required under either Section 3.6 or Section 6.2 hereof.

    (d) In the event a court of competent jurisdiction finds any provision of this Section 4.1 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

                                      ARTICLE V
                                DISABILITY AND ILLNESS

    SECTION 5.1  DISABILITY AND SALARY CONTINUATION.

    A. DEFINITION OF TOTAL DISABILITY. For purposes of this Agreement, the terms "totally disabled" and "total disability" shall mean disability as defined in any total disability insurance policy or policies, if any, in effect with respect to the Executive. If no insurance policy is in effect, "total disability" shall mean a medically determinable physical or mental condition which in the opinion of two independent physicians renders the Executive unable to perform substantially all of the duties required pursuant to this Agreement. Total disability shall be deemed to have occurred on the date of the disabling injury or onset of the disabling illness, as determined by the two independent physicians.


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    B.   SALARY CONTINUATION.  If the Executive becomes totally disabled during the term of this Agreement, his full salary shall be continued for 360 days from the date of the disabling injury or onset of the disability illness.

    SECTION 5.2 ILLNESS. If the Executive is unable to perform the services required under this Agreement by reason of illness or physical injury not amounting to total disability, as defined in this Article, the compensation otherwise payable to the Executive under this Agreement shall be continued in full for the remaining term or renewed term of this Agreement.

                                      ARTICLE VI
                          CONVERSION TO CONSULTING AGREEMENT

    SECTION 6.1 CHANGE IN CONTROL AND/OR RESIGNATION. In the event of a non-negotiated change in control of the Company, a negotiated change in control of the Company, or in the event the Executive tenders his resignation as an employee of the Company, the Company and the Executive agree that the Executive may elect to continue to render consulting services to the Company under this Agreement for the duration of the term of this Agreement as outlined on Schedule 1 hereto, but in no event for a period exceeding three years. The Executive shall advise the Company in writing within 30 days of the occurrence of any of the events specified above of his desire to continue as a consultant to the Company, in which event the Executive shall be compensated, and shall render services, as described below.

    SECTION 6.2 DUTIES AND COMPENSATION. In the event the Executive elects to serve as a consultant to the Company as described in Section 6.1 above, the Executive shall consult with the Company concerning matters including, but not limited to, management organizational issues, manufacturing, pricing, marketing and the business policies and procedures of the Company. In his capacity as a consultant to the Company, the Executive shall be obligated to devote not less than 100 hours, nor more than 200 hours, to the Company as a consultant during each year in which this Agreement remains in effect as a consulting agreement. Notwithstanding any language to the contrary set forth herein, the Company shall not have the right to terminate the services of the Executive as a consultant to the Company except in the event the Executive commits fraud or is grossly negligent, in either his capacity as an employee or consultant. For such time as this Agreement shall remain in effect as a consulting, as opposed to an employment, agreement, the Company shall compensate the Executive, in his capacity as a consultant, in the amount of 60% of the Executive's base salary as set forth in Schedule 1 hereto, payable quarterly in advance, and the


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Executive shall be entitled to continue to participate, at the Company's cost, in all plans provided to the Company's executive employees, including, but not limited to, then-existing medical, health, dental vision, disability, life insurance and death benefit plans; provided, however, that the provisions of Section 3.7 shall prevail in the event of any conflict between the provisions of this Section 6.2 and Section 3.7.

                                     ARTICLE VII
                                   GENERAL MATTERS

    SECTION 7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado and shall be construed in accordance therewith.

    SECTION 7.2 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

    SECTION 7.3 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by each of the parties.

    SECTION 7.4 BENEFIT. This Agreement shall be binding upon the Executive and the Company, and shall not be assignable by the Company without the Executive's written consent.

    SECTION 7.5 CONSTRUCTION. Throughout this Agreement the singular shall include the plural, and the plural shall income the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

    SECTION 7.6 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

    SECTION 7.7 SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions had not been included in the Agreement.

    SECTION 7.8 AUTHORITY. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors or the Compensation Committee of the Board of Directors of the Company.


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    SECTION 7.9  EFFECTIVE DATE.  The effective date of this Agreement shall be
January 1, 1997.

                                       SPORT-HALEY, INC.



                                       By: /s/ Mark J. Stevenson
                                          ------------------------------------
                                          Mark J. Stevenson, Authorized Member
                                          of the Compensation Committee


                                       EXECUTIVE:



                                           /s/ Robert G. Tomlinson
                                          ------------------------------------
                                          Robert G. Tomlinson







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                                  SPORT-HALEY, INC.

                                 EMPLOYMENT AGREEMENT

                                      SCHEDULE 1

                               DUTIES AND COMPENSATION




Executive:    Robert G. Tomlinson

Positions:    Chief Executive Officer and/or Chairman of the Board

Base Salary:  $200,000 per year, payable bi-weekly

Bonus: As determined by the Board of Directors and in accordance with Company-wide bonus plan.

Term: Three (3) year term so long as the Executive is Chief Executive Officer or Chairman of the Board of the Company, and subject to automatic one (1) year extensions as described in Section 3.1 of the Executive Employment Agreement.

Duties and
 Responsibilities: Supervision and coordination of all operations of the
                   Company; supervision of all other executive and operating officers of the Company.



APPROVED:

THE COMPANY:                                     EXECUTIVE:



By: /s/ Mark J. Stevenson                          /s/ Robert G. Tomlinson
  -------------------------------------          ----------------------------
   Mark J. Stevenson, Authorized Member          Robert G. Tomlinson
   of the Compensation Committee


Date: January 1, 1997                            Date:  January 1, 1997







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